Exhibit 99.1

(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com Roger S. pondel PondelWilkinson Inc. 310/279-5980 e-mail: rpondel@pondel.com	(Media)	Howard Bender SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

SCPIE HOLDINGS ANNOUNCES

2005 FIRST-QUARTER RESULTS

Los Angeles, California – May 3, 2005 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported improved results for its first quarter ended March 31, 2005.

For the 2005 first quarter, SCPIE reported net income of $1.7 million, or $0.18 per share, compared with net income of $827,000, or $0.09 per share, in the first quarter of 2004, which included $2.3 million in realized investment gains. The company’s favorable results are attributable to improvement in the company’s core operations.

Core Operating Review

For the 2005 first quarter, earned premiums for core direct healthcare operations totaled $32.0 million, compared with $31.6 million a year earlier. Net written premiums for the quarter decreased slightly to $91.4 million from $92.5 million in the 2004 first quarter. This decrease reflects a reduction in the number of insureds somewhat offset by a 6.5% rate increase in California.

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Additionally in the quarter, core direct healthcare liability posted an underwriting profit of $121,000, contrasted to an underwriting loss in the comparable year-earlier quarter of $2.1 million. The combined ratio for the company’s core business in the first quarter of 2005 totaled 99.6% with a loss ratio of 76.9%. This contrasts to the 2004 first quarter combined ratio of 106.6% with a loss ratio of 86.7%. The expense ratio for the core segment is higher primarily due to increased brokered business and the payment of commissions.

SCPIE’s retention rate for its core direct healthcare liability business over the past 12 months was 94.4%.

“We are off to a promising start in 2005, and our first-quarter core results clearly indicate that our underwriting, risk management and policyholder services disciplines are contributing to the positive performance of the company,” said Donald J. Zuk, SCPIE President and Chief Executive Officer. “We are pleased the core business continues to do well.”

Non-Core Review

SCPIE’s run-off of its non-core healthcare liability operations in states other than California and Delaware continues. Outstanding reserves for the non-core healthcare liability operations declined to $87.1 million from $97.3 million at December 31, 2004. Open claims dropped to 378, compared to 431 at year-end 2004. In the assumed reinsurance operations, net outstanding reserves totaled $80.6 million, a decrease from $87.8 million at December 31, 2004.

The impact of non-core healthcare operations was minimal and reflects the fact that no adjustment of prior reserves was necessary. In the assumed reinsurance area, upward development on a few programs created a loss of $2.4 million.

Financial Summary

This quarter’s revenues include net investment income of $4.7 million and realized investment gains of $16,000. Last year’s first-quarter totals included net investment income of $5.4 million and realized investment gains of $2.3 million.

At March 31, 2005, SCPIE’s balance sheet remained debt-free. Book value per share at the close of the 2005 first quarter was $20.33, compared with $20.68 at December 31, 2004. The decline in book value is attributable to the decline in the market value of the investment portfolio.

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About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

Investor	Conference Call

An investor conference call to discuss SCPIE’s first-quarter 2005 results will be conducted today, May 3, 2005, at 9 am PDT (12 noon EDT). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.earnings.com. Questions, which will be answered during the conference call as time permits, can be submitted prior to the call or during the call by clicking on the icon on the home page of SCPIE’s website.

Rebroadcast over the Internet will be available for one year on both websites. A telephonic playback of the call will be available from approximately 11 am (PDT), Tuesday, May 3, to 5 pm (PDT), Tuesday, May 10. Listeners should call 800/633-8284 (domestic) or 402/977-9140 (international) and use Reservation Number 21245298.

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In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses and expectations concerning the company’s ability to retain current insureds at profitable levels, successful withdrawal from the assumed reinsurance business, expansion of liability insurance business in its principal market, improved performance and profitability are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory actions, uncertainties and potential delays in obtaining rate approvals, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued non-core business (including the contingent liability related to Highlands Insurance Company), and the cyclical nature of the property and casualty insurance industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. The company is also subject to certain structural risks as an insurance holding company, including statutory restrictions on dividends and other intercompany transactions. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the company or any other person that the company’s objectives or plans will be realized.

SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands)

	March 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Securities available-for-sale:
Fixed maturities investments, at fair value (amortized cost 2005- $449,214; 2004 -$454,278)	$441,867	$454,817
Equity investments, at fair value (cost 2005 - $12,075; 2004 - $12,100)	16,396	16,173

Total securities available-for-sale	458,263	470,990
Mortgages	10,400	10,400
Cash and cash equivalents	79,144	94,390

Total investments	547,807	575,780

Accrued investment income	5,325	5,849
Premiums receivable	69,304	12,603
Assumed Reinsurance Receivables	103,257	119,937
Reinsurance recoverable	173,423	197,520
Deferred policy acquisition costs	10,534	9,063
Deferred federal income taxes, net	50,232	48,454
Property and equipment, net	2,790	2,954
Other assets	6,376	7,475

Total assets	$969,048	$979,635

LIABILITIES
Reserves:
Loss and loss adjustment expenses	$595,307	$638,747
Unearned premiums	102,161	43,811

Total reserves	697,468	682,558
Amounts held for reinsurance	59,261	77,519
Other liabilities	21,161	25,036

Total liabilities	777,890	785,113

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock - par value $1.00, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock - par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2005 - 9,404,604 shares outstanding 2004 - 9,404,604 shares outstanding	1	1
Additional paid-in capital	37,127	37,127
Retained earnings	257,848	256,177
Treasury stock, at cost (2005 - 2,887,487 shares and 2004 - 2,887,487 shares)	(97,611)	(97,654)
Subscription notes receivable	(3,018)	(3,018)
Accumulated other comprehensive income	(3,189)	1,889

Total stockholders’ equity	191,158	194,522

Total liabilities and stockholders’ equity	$969,048	$979,635

Consolidated Statements of Operations

(Dollars in Thousands, except per-share data)

( Unaudited )

	Three Months Ended
	March 31, 2005	March 31, 2004
Revenues:
Net premiums earned	$32,586	$36,413
Net investment income	4,667	5,432
Realized investment gains	16	2,346
Other revenue	114	280

Total revenues	37,383	44,471
Expenses:
Losses & loss adjustment expenses incurred	25,911	32,941
Other operating expenses	8,865	10,230

Total expenses	34,776	43,171

Income before federal income taxes	2,607	1,300

Income tax expenses (benefits)	936	473

Net income	$1,671	$827

Basic earnings (loss) per share of common stock	$0.18	$0.09

Diluted earnings (loss) per share of common stock	$0.18	$0.09

Average number of shares outstanding-basic	9,404,602	9,371,933
Average number of shares outstanding-diluted	9,404,602	9,371,933

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Three Months Ended March 31, 2005					Three Months Ended March 31, 2004
	Direct Healthcare Liability		Assumed			Direct Healthcare Liability		Assumed
	Core (2)	Non-Core (3) (4)	Reinsurance (4) (5)	Other	Total (6)	Core (2)	Non-Core (3) (4)	Reinsurance (4) (5)	Other	Total (6)
Net written premium (1)	$91,351	$143	$(558)		$90,936	$92,482	$258	$(3,285)		$89,455
Net earned premium	32,044	152	390		32,586	31,596	352	4,465		36,413
Net investment income				$4,667	4,667				$5,432	5,432
Realized investment gains				16	16				2,346	2,346
Other revenue				114	114				280	280

Total revenue	32,044	152	390	4,797	37,383	31,596	352	4,465	8,058	44,471
Incurred loss and LAE	24,627	15	1,269		25,911	27,378	3,231	2,332		32,941
Other expenses	7,296	75	1,494		8,865	6,288	111	3,831		10,230

Net underwriting income (loss)	$121	$62	$(2,373)		(2,190)	$(2,070)	$(2,990)	$(1,698)		(6,758)

Net investment income and other revenue				$4,797	4,797				$8,058	8,058

Income before federal Income taxes					$2,607					$1,300

Net cash used in operating activities					$(19,034)					$(21,479)

Loss ratio	76.9%					86.7%
Expense ratio	22.8%					19.9%

Combined ratio (GAAP)	99.6%					106.6%

1)	Net written premium is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premium is a statutory measure of production levels. Net earned premium, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. A reconciliation of net written premium to net earned premium is provided herein.
2)	Core Direct Healthcare Liability Business represents California and Delaware excluding discontinued dental and hospital programs.
3)	Non-Core Direct Healthcare Liability Business represents other state business and dental and hospital programs in California.
4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.
5)	The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE's 2004 Annual Filing in Form 10K, page 38.
6)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are no longer meaningful.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	March 31, 2005
Fixed-maturity portfolio
U.S. government & agencies	$144,459	32.7%
Mortgage & asset-backed	84,528	19.1%
Corporate	212,880	48.2%

Total	$441,867	100.0%

Average quality		AA
Effective duration		4.3
Yield to maturity		4.2%
Weighted average combined maturity		4.7

	Three Months Ended
	3/31/2005	3/31/2004
Total Premiums
Net written premium	$90,936	$89,455
Change in unearned premium	(58,350)	(53,042)

Net earned premium	$32,586	$36,413